                                                                                                       EXHIBIT 99.1

[ACXIOM LOGO]

                                                                                     For more information, contact:
                                                                                                    Robert S. Bloom
                                                                                         Financial Relations Leader
                                                                                                 Acxiom Corporation
                                                                                                     (501) 342-1321
                                                                                                              EACXM

                                     Acxiom® Announces Second-Quarter Results
                          Significant year-over-year growth achieved in revenue, earnings

LITTLE ROCK, Ark - October 20, 2004 - Acxiom® Corporation (Nasdaq: ACXM) today announced financial results for the second quarter of fiscal 2005 ended September 30, 2004. Revenue of $299.1 million, income from operations of
$34.4 million, pre-tax earnings of $29.8 million and diluted earnings per share of $.20 all represent significant improvements compared to the same quarter a year ago.  Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further.  Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

"We are pleased with our second-quarter performance, which keeps us solidly on track to meet the financial goals we have communicated in our Financial Road Map," Company Leader Charles D. Morgan said.  "We are particularly encouraged with the growth in our U.S. operations, with revenue up 11 percent and operating income up 58 percent compared to the same quarter last year."

Highlights of Acxiom's second-quarter performance include:

o        Revenue of $299.1 million, up 24 percent from $241.1 million in the second quarter a year ago.
         Acquisitions contributed 12 percentage points of this 24 percentage-point growth in revenue.
o        Income from operations of $34.4 million, an increase of 51 percent compared to $22.7 million in the second quarter last year.
o        Pre-tax earnings of $29.8 million, an increase of 66 percent compared to $17.9 million in the second quarter a year ago.
o        Diluted earnings per share of $.20, up 54 percent from $.13 the year before.
o        Operating cash flow of $61.7 million and free cash flow of $41.1 million.  The free cash flow of $41.1 million is a non-GAAP financial measure and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.
o        New contracts that are expected to deliver $43 million in annual revenue and renewals that total $71 million in annual revenue.
o        Committed new deals in the pipeline that are expected to generate $71 million in annual revenue.

Morgan noted that Acxiom recently completed contracts with Information Resources, Inc. (IRI); TransUnion;
Accenture; MGM MIRAGE; GE Consumer Finance; E-LOAN®; Southeast Toyota Distributors, LLC; Ziff Davis Media, Inc.;
CopperKey Inc.; and Wolters Kluwer Health.

"We were very pleased with the new business we won in the quarter," Morgan said.  "Many of these deals are significant for Acxiom and our future.  The relationship with IRI takes our integrated outsourcing value proposition to a new level, as we'll use our Customer Information Infrastructure (CII) grid-based solutions architecture to transform the way IRI builds and delivers its data products.  And we're also beginning to deploy
CII in a limited capacity at TransUnion, our long-time business partner with whom we have recently completed a five-year extension of our data center outsourcing agreement."

Recognition

Acxiom recently:
o        Was included in CIO magazine's "CIO 100," which recognizes organizations around the world that exemplify the highest level of operational and strategic excellence in information technology.
o        Was named one of the "Best Places to Work in Information Technology" by Computerworld magazine.
o        Won the "CRM Data Quality Market Leader" award from CRM magazine.
o        Was named "2004 Best Practices Award" winner for "Radical Data Warehousing/Business Intelligence" by The
         Data Warehousing Institute.
o        Received Sonoco's "Supplier of the Year" Award.
o        Was honored as a member of the InformationWeek 500, which recognizes the most innovative corporate users of information technology.

Organizational Changes

Effective January 1, 2005, a new "Office of the Company Leader" will be established and two new positions are being created within that office, namely, Chief Finance & Administration Leader and Chief Operations Leader.
Rodger S. Kline, currently serving as Company Operations Leader, will be appointed as Chief Finance &
Administration Leader and will serve as the Company's principal financial and accounting officer.  L. Lee Hodges, currently the Company's Outsourcing & IT Services Leader, will be appointed as Chief Operations Leader.  The
"Office of the Company Leader" will be headed by Charles Morgan, Chairman and Company Leader, and will include Mr.
Kline and Mr. Hodges.  All of the Company's organizations and functions will report to Messrs. Morgan, Kline or
Hodges.

James T. Womble, currently Client Services Organization Leader for financial services, government and health, will be appointed as Global Business Development Leader, a new position which will be focused on the continued
expansion of the Company's global business opportunities.  Jefferson D. Stalnaker, currently serving as Company
Financial Operations Leader, will be appointed as Client Services Organization Leader for financial services, government and health.

"These changes position us to better capitalize on our many growth opportunities," Morgan said.  "Jim's experience will be very valuable as we continue to expand our business globally.  Lee will help us very tightly coordinate sales, client service and delivery, ensuring we maximize effectiveness, efficiency and growth in all operational areas of our business.  Jeff has done a great job as a financial leader over the past several years and will now expand his scope and responsibility.  Rodger has previously served as our principal financial officer and has been in that role or one closely associated with it for more than ten years and will provide continuity in our financial operations.  I am very excited about these organizational changes and the positive impact they will have on our business."

Outlook

For the fiscal year ended March 31, 2005 and thereafter, the Company's expectations are communicated in the attached Financial Road Map, which includes a chart summarizing the Company's one-year and long-term goals as well as an explanation of the assumptions and definitions that accompany these goals.

The financial projections stated today are based on the Company's current expectations.  These projections are forward-looking, and actual results may differ materially.  These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future and do not include the impact of the expensing of employee stock options which is currently proposed by the FASB.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world.  The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and Japan.

This release (including references to the Financial Road Map) and the scheduled conference call include a discussion of non-GAAP financial measures.  Whenever the Company reports non-GAAP financial measures, there is a reconciliation to the comparable GAAP measure attached to the press release.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially.  Such statements may include but are not necessarily limited to the following: that the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings and dividends referred to in the
Financial Road Map will be within the estimated ranges; that the company is on track for a successful year and is currently operating in line with the Financial Road Map; that the business pipeline and our current cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections; that new contracts and contract renewals will generate the indicated amounts of revenue; that we have committed new deals in the pipeline that are expected to deliver the indicated amounts; that we are well positioned for success and improving margins going forward; that future results will be within the indicated ranges; that new products and services will produce the expected results.

The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility that the recovery from the previous three years' economic slowdown may take longer than expected or that economic conditions in general will not be as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won't be able to properly motivate our sales force or other associates; the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets; the possibility that changes in accounting pronouncements (including the proposed accounting pronouncement changes which will require expensing of stock option grants and other equity compensation awards) may occur and may impact these projections; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms;
the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue;
the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal
Service, their global counterparts and other delivery systems may be disrupted; the possibility that the integration of our recently acquired businesses may not be as successful as planned; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map exhibit, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue; that the Customer Information Infrastructure (CII) grid-based environment
Acxiom has begun to implement will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the recent acquisitions of Claritas Europe and Consodata Europe will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the Company will continue to use free cash flow to pay down bank debt, buy back stock and fund dividends;

relating to annual dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued stock repurchases in accordance with the Company's stock repurchase program.

With respect to the provision of products or services outside our primary base of operations in the U.S., all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations. Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast. We undertake no obligation to update the information contained in this press release, including the Financial Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

                                                        ###

                                      ACXIOM CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (Unaudited)
                               (Dollars in thousands, except earnings per share)

                                                                              For the Three Months Ended
                                                                                    September 30,
                                                                      ------------------------------------------
                                                                           2004                       2003
                                                                      ------------------------------------------

Revenue:
    Services                                                                 220,072                    190,098
    Data                                                                      79,037                     50,998
                                                                      ---------------            ---------------
     Total revenue                                                           299,109                    241,096

Operating costs and expenses:
    Cost of revenue
     Services                                                                168,950                    154,429
     Data                                                                     49,768                     36,556
                                                                      ---------------            ---------------
     Total cost of revenue                                                   218,718                    190,985

    Selling, general and administrative                                       46,020                     27,395
                                                                      ---------------            ---------------

        Total operating costs and expenses                                   264,738                    218,380
                                                                      ---------------            ---------------

    Income from operations                                                    34,371                     22,716
                                                                      ---------------            ---------------

   Other income (expense):
     Interest expense                                                         (4,743)                    (4,889)
     Other, net                                                                  205                        121
                                                                      ---------------            ---------------

   Total other income (expense)                                               (4,538)                    (4,768)
                                                                      ---------------            ---------------

   Earnings before income taxes                                               29,833                     17,948

   Income taxes                                                               11,337                      6,731
                                                                      ---------------            ---------------

   Net earnings                                                               18,496                     11,217
                                                                      ===============            ===============
Earnings per share:

    Basic                                                                       0.22                       0.13
                                                                      ===============            ===============

    Diluted                                                                     0.20                       0.13
                                                                      ===============            ===============

                                      ACXIOM CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (Unaudited)
                               (Dollars in thousands, except earnings per share)

                                                                               For the Six Months Ended
                                                                                    September 30,
                                                                      ------------------------------------------
                                                                           2004                       2003
                                                                      ------------------------------------------

Revenue:
    Services                                                                 427,919                    382,612
    Data                                                                     160,184                     95,166
                                                                      ---------------            ---------------
     Total revenue                                                           588,103                    477,778

Operating costs and expenses:
    Cost of revenue
     Services                                                                332,499                    313,184
     Data                                                                    101,587                     71,193
                                                                      ---------------            ---------------
     Total cost of revenue                                                   434,086                    384,377

    Selling, general and administrative                                       94,549                     60,459
    Gains, losses and nonrecurring items, net                                   (344)                    (1,008)
                                                                      ---------------            ---------------

        Total operating costs and expenses                                   528,291                    443,828
                                                                      ---------------            ---------------

    Income from operations                                                    59,812                     33,950
                                                                      ---------------            ---------------

   Other income (expense):
     Interest expense                                                         (9,813)                    (9,654)
     Other, net                                                                  614                        886
                                                                      ---------------            ---------------

   Total other income (expense)                                               (9,199)                    (8,768)
                                                                      ---------------            ---------------

   Earnings before income taxes                                               50,613                     25,182

   Income taxes                                                               19,233                      2,702
                                                                      ---------------            ---------------

   Net earnings                                                               31,380                     22,480
                                                                      ===============            ===============
Earnings per share:

    Basic                                                                       0.36                       0.26
                                                                      ===============            ===============

    Diluted                                                                     0.34                       0.25
                                                                      ===============            ===============

                                        ACXIOM CORPORATION AND SUBSIDIARIES
                                         CALCULATION OF EARNINGS PER SHARE
                                                    (Unaudited)
                                     (In thousands, except earnings per share)

                                                                                  For the Three Months Ended
                                                                                         September 30,
                                                                            -------------------------------------
                                                                                2004                   2003
                                                                            -------------------------------------

Basic earnings per share:

    Numerator - net earnings                                                       18,496                 11,217

    Denominator - weighted-average shares outstanding                              86,010                 85,236
                                                                            --------------        ---------------

        Basic earnings per share                                                     0.22                   0.13
                                                                            ==============        ===============

Diluted earnings per share:

    Numerator:

        Net earnings                                                               18,496                 11,217

        Interest expense on convertible bonds (net of tax benefit)                  1,017                  1,026
                                                                            --------------        ---------------

                                                                                   19,513                 12,243
                                                                            --------------        ---------------

    Denominator:

        Weighted-average shares outstanding                                        86,010                 85,236

        Dilutive effect of common stock options and warrants                        3,464                  1,937

        Dilutive effect of convertible debt                                         9,589                  9,589
                                                                            --------------        ---------------

                                                                                   99,063                 96,762
                                                                            --------------        ---------------

            Diluted earnings per share                                               0.20                   0.13
                                                                            ==============        ===============

                                            ACXIOM CORPORATION AND SUBSIDIARIES
                                             CALCULATION OF EARNINGS PER SHARE
                                                        (Unaudited)
                                          (In thousands, except earnings per share)

                                                                                   For the Six Months Ended
                                                                                       September 30,
                                                                            -------------------------------------
                                                                                2004                   2003
                                                                            -------------------------------------

Basic earnings per share:

    Numerator - net earnings                                                       31,380                 22,480

    Denominator - weighted-average shares outstanding                              86,047                 85,839
                                                                            --------------        ---------------

        Basic earnings per share                                                     0.36                   0.26
                                                                            ==============        ===============

Diluted earnings per share:

    Numerator:

        Net earnings                                                               31,380                 22,480

        Interest expense on convertible bonds (net of tax benefit)                  2,034                  2,051
                                                                            --------------        ---------------

                                                                                   33,414                 24,531
                                                                            --------------        ---------------

    Denominator:

        Weighted-average shares outstanding                                        86,047                 85,839

        Dilutive effect of common stock options and warrants                        3,709                  1,770

        Dilutive effect of convertible debt                                         9,589                  9,589
                                                                            --------------        ---------------

                                                                                   99,345                 97,198
                                                                            --------------        ---------------

            Diluted earnings per share                                               0.34                   0.25
                                                                            ==============        ===============

                                    ACXIOM CORPORATION AND SUBSIDIARIES
                                            REVENUES BY SEGMENT
                                                (Unaudited)
                                           (Dollars in thousands)

                                                            For the Three Months Ended
                                                                  September 30,
                                     ------------------------------------------------------------------------
                                                   2004                                  2003
                                     ------------------------------------------------------------------------

US Services & Data                                            188,105                                169,031
International Services & Data                                  47,893                                 15,037
IT Management                                                  69,325                                 60,967
Intercompany eliminations                                      (6,214)                                (3,939)
                                     ---------------------------------     ----------------------------------

Total Revenue                                                 299,109                                241,096
                                     =================================     ==================================

                                                             For the Six Months Ended
                                                                  September 30,
                                     ------------------------------------------------------------------------
                                                   2004                                 2003
                                     ------------------------------------------------------------------------

US Services & Data                                            363,069                                331,141
International Services & Data                                 101,335                                 28,620
IT Management                                                 132,594                                122,912
Intercompany eliminations                                      (8,895)                                (4,895)
                                     ---------------------------------     ----------------------------------

Total Revenue                                                 588,103                                477,778
                                     =================================     ==================================

                                        ACXIOM CORPORATION AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                                    (Unaudited)
                                               (Dollars in thousands)
                                                                                 September 30,            March 31,
                                                                                     2004                   2004
                                                                                 ------------           ------------
                                 Assets
Current assets:
  Cash and cash equivalents                                                 $         10,140       $         14,355
  Trade accounts receivable, net                                                     236,862                212,387
  Deferred income taxes                                                               14,288                 14,032
  Refundable income taxes                                                                915                  2,280
  Other current assets                                                                48,136                 43,272
                                                                                 ------------           ------------
     Total current assets                                                            310,341                286,326
                                                                                 ------------           ------------
Property and equipment                                                               536,578                521,064
  Less - accumulated depreciation and amortization                                   243,700                253,976
                                                                                 ------------           ------------
Property and equipment, net                                                          292,878                267,088
                                                                                 ------------           ------------

Software, net of accumulated amortization                                             60,214                 64,553
Goodwill                                                                             312,168                282,971
Purchased software licenses, net of accumulated amortization                         152,206                157,217
Unbilled and notes receivable, excluding current portions                             15,675                 13,030
Deferred costs, net                                                                   84,210                 88,096
Data acquisition costs                                                                45,009                 36,557
Other assets, net                                                                     13,273                 19,946
                                                                                 ------------           ------------
                                                                            $      1,285,974       $      1,215,784
                                                                           ===================    ===================

                  Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of long-term obligations                                       79,585                 73,245
  Trade accounts payable                                                              50,778                 41,527
  Accrued merger, integration and impairment costs                                       190                  2,881
  Accrued payroll and related expenses                                                23,791                 23,979
  Other accrued expenses                                                              70,902                 63,411
  Deferred revenue                                                                    86,053                 91,060
                                                                                 ------------           ------------
    Total current liabilities                                                        311,299                296,103
                                                                                 ------------           ------------
Long-term obligations:
  Long-term debt and capital leases, net of current installments                     265,830                239,327
  Software and data licenses, net of current installments                             41,268                 54,130
                                                                                 ------------           ------------
    Total long-term obligations                                                      307,098                293,457
                                                                                 ------------           ------------

Deferred income taxes                                                                 58,892                 39,008

Commitments and contingencies

Stockholders' equity:
  Common stock                                                                         9,352                  9,226
  Additional paid-in capital                                                         384,615                361,256
  Retained earnings                                                                  332,972                308,487
  Accumulated other comprehensive loss                                                 3,608                  2,940
  Treasury stock, at cost                                                           (121,862)               (94,693)
                                                                                 ------------           ------------
  Total stockholders' equity                                                         608,685                587,216
                                                                                 ------------           ------------
                                                                            $      1,285,974       $      1,215,784
                                                                           ===================    ===================

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                      RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                                            (Unaudited)
                                                      (Dollars in thousands)

                                                         Qtr ended       Qtr ended       Qtr ended       Qtr ended        Yr ended
                                                         6/30/2001       9/30/2001      12/31/2001       3/31/2002       3/31/2002

Net cash provided by operating activities                 (39,280)         69,300          60,493          60,092         150,605

Proceeds received from disposition of assets                  127               -               -              46             173
Capitalized software                                       (5,935)         (5,464)         (5,832)         (6,890)        (24,121)
Capital expenditures                                       (8,789)              -          (2,612)         (3,474)        (14,875)
Deferral of costs                                          (8,690)        (18,012)        (14,077)         (7,352)        (48,131)
Proceeds from sale and leaseback transaction                    -           1,964           4,035               -           5,999
                                                        ----------      ----------      ----------      ----------      ----------

Free cash flow                                            (62,567)         47,788          42,007          42,422          69,650
                                                        ==========      ==========      ==========      ==========      ==========

                                                         Qtr ended       Qtr ended       Qtr ended       Qtr ended        Yr ended
                                                         6/30/2002       9/30/2002      12/31/2002       3/31/2003       3/31/2003

Net cash provided by operating activities                  60,243          53,446          76,992          63,112         253,793

Proceeds received from disposition of assets                   45             155               -              93             293
Capitalized software                                       (8,652)         (8,958)         (8,726)         (8,237)        (34,573)
Capital expenditures                                       (1,916)         (3,000)         (5,893)         (2,403)        (13,212)
Deferral of costs                                          (3,240)         (4,108)         (3,796)         (3,883)        (15,027)
Proceeds from sale and leaseback transaction                    -           7,729               -               -           7,729
                                                        ----------      ----------      ----------      ----------      ----------

Free cash flow                                              46,480         45,264          58,577          48,682         199,003
                                                        ==========      ==========      ==========      ===========     ==========

                                                         Qtr ended       Qtr ended       Qtr ended        Qtr ended       Yr ended
                                                         6/30/2003       9/30/2003      12/31/2003        3/31/2004      3/31/2004

Net cash provided by operating activities                  48,125          49,909          79,282            82,567       259,883

Proceeds received from disposition of assets                  506             192              39             2,046         2,783
Capitalized software                                       (6,335)         (7,296)         (6,510)           (7,703)      (27,844)
Capital expenditures                                       (1,588)         (3,036)         (7,637)           (9,917)      (22,178)
Deferral of costs                                          (6,026)         (4,006)         (5,312)           (9,537)      (24,881)
                                                        ----------      ----------      ----------      ------------    ----------

Free cash flow                                             34,682          35,763          59,862            57,456       187,763
                                                        ==========      ==========      ==========      ============    ==========

                                                         Qtr ended       Qtr ended
                                                         6/30/2004       9/30/2004

Net cash provided by operating activities                  34,714          61,742

Capitalized software                                       (4,107)         (4,721)
Capital expenditures                                       (1,823)         (4,813)
Deferral of costs                                          (9,610)        (11,113)
                                                        ----------      ----------

Free cash flow                                             19,174          41,095
                                                        ==========      ==========

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (Unaudited)
                                                      (Dollars in thousands)

                                                                                               For the Three Months Ended

                                                                                                    September 30,

                                                                                   ------------------------------------------------
                                                                                          2004                       2003
                                                                                   ------------------------------------------------

Cash flows from operating activities:
  Net earnings                                                                                 18,496                       11,218
  Non-cash operating activities:
    Depreciation and amortization                                                              45,102                       37,140
    Deferred income taxes                                                                      10,699                            -
    Changes in operating assets and liabilities:
      Accounts receivable                                                                      (7,488)                      (1,199)
      Other assets                                                                             (7,434)                       6,765
      Accounts payable and other liabilities                                                    2,548                       (3,600)
      Merger, integration and impairment costs                                                   (181)                        (415)
                                                                                          ------------                 ------------
      Net cash provided by operating activities                                                61,742                       49,909
                                                                                          ------------                 ------------
Cash flows from investing activities:

    Proceeds received  from the disposition of assets                                               -                          192
    Capitalized software                                                                       (4,721)                      (7,296)
    Capital expenditures                                                                       (4,813)                      (3,036)
    Deferral of costs                                                                         (11,113)                      (4,006)
    Payments received from investments                                                            219                          159
    Net cash paid in acquisitions                                                             (11,181)                           -
                                                                                          ------------                 ------------
      Net cash used by investing activities                                                   (31,609)                     (13,987)
                                                                                          ------------                 ------------
Cash flows from financing activities:
    Proceeds from debt                                                                         59,203                       29,286
    Payments of debt                                                                          (75,049)                     (50,233)
    Dividends paid                                                                             (3,446)                           -
    Sale of common stock                                                                        4,354                        3,859
    Acquisition of treasury stock                                                             (16,397)                     (20,032)
                                                                                          ------------                 ------------
      Net cash used by financing activities                                                   (31,335)                     (37,120)
                                                                                          ------------                 ------------
      Effect of exchange rate changes on cash                                                     128                          (15)
                                                                                          ------------                 ------------

      Net decrease in cash and cash equivalents                                                (1,074)                      (1,213)
  Cash and cash equivalents at beginning of period                                             11,214                        4,862
                                                                                          ------------                 ------------
  Cash and cash equivalents at end of period                                                   10,140                        3,649
                                                                                          ------------                 ------------
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                                  6,554                        6,794

      Income taxes                                                                                  8                       (2,533)

    Noncash investing and financing activities:
      Enterprise software licenses acquired under long-term obligation                          3,282                          991
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                                18,572                       14,531
      Construction of assets under construction loan                                            6,323                        2,610
                                                                                          ------------                 ------------

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (Unaudited)
                                                      (Dollars in thousands)

                                                                                                For the Six Months Ended

                                                                                                    September 30,

                                                                                   ------------------------------------------------
                                                                                          2004                       2003
                                                                                   ------------------------------------------------

Cash flows from operating activities:
  Net earnings                                                                                 31,380                       22,481
  Non-cash operating activities:
    Depreciation and amortization                                                              89,099                       71,036

    Loss on disposal or impairment of assets, net                                                   -                       (1,008)
    Deferred income taxes                                                                      19,548                       (6,742)
    Changes in operating assets and liabilities:
      Accounts receivable                                                                     (26,149)                       4,810
      Other assets                                                                             (8,446)                       8,826
      Accounts payable and other liabilities                                                   (6,285)                        (815)
      Merger, integration and impairment costs                                                 (2,691)                        (554)
                                                                                          ------------                 ------------
      Net cash provided by operating activities                                                96,456                       98,034
                                                                                          ------------                 ------------
Cash flows from investing activities:

    Proceeds received  from the disposition of operations                                           -                        7,684

    Proceeds received  from the disposition of assets                                               -                          698
    Capitalized software                                                                       (8,828)                     (13,631)
    Capital expenditures                                                                       (6,636)                      (4,624)

    Investments in joint ventures and other companies                                               -                       (5,000)
    Deferral of costs                                                                         (20,723)                     (10,032)
    Payments received from investments                                                            503                        1,360
    Net cash paid in acquisitions                                                             (16,741)                           -
                                                                                          ------------                 ------------
      Net cash used by investing activities                                                   (52,425)                     (23,545)
                                                                                          ------------                 ------------
Cash flows from financing activities:
    Proceeds from debt                                                                         98,129                       82,473
    Payments of debt                                                                         (135,609)                    (110,888)
    Dividends paid                                                                             (6,895)                           -
    Sale of common stock                                                                       23,671                        6,709
    Acquisition of treasury stock                                                             (27,368)                     (54,697)
                                                                                          ------------                 ------------
      Net cash used by financing activities                                                   (48,072)                     (76,403)
                                                                                          ------------                 ------------
      Effect of exchange rate changes on cash                                                    (174)                          72
                                                                                          ------------                 ------------

      Net decrease in cash and cash equivalents                                                (4,215)                      (1,842)
  Cash and cash equivalents at beginning of period                                             14,355                        5,491
                                                                                          ------------                 ------------
  Cash and cash equivalents at end of period                                                   10,140                        3,649
                                                                                          ------------                 ------------
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                                  9,888                       10,302
      Income taxes                                                                                108                       (1,556)

    Noncash investing and financing activities:

      Acquisition of land in exchange for debt                                                      -                        2,698

      Acquisition of data under long-term obligation                                                -                       18,340
      Enterprise software licenses acquired under long-term obligation                          5,967                        9,212
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                                39,070                       31,334
      Construction of assets under construction loan                                           13,111                        2,610
                                                                                          ------------                 ------------

                                                       ACXIOM CORPORATION

                                                       Financial Road Map 1
                                                       -------------------
                                                       (as of Sep 30, 2004)

                                -------------    --------------    ---------------    ----------------------    --------------------
                                   Actual 2          Actual             Actual                Target              Long-Term Goals
Years Ending March 31,           Fiscal 2004     Q2 Fiscal 2005    YTD Fiscal 2005          Fiscal 2005             Fiscal 2008
                                -------------    --------------    ---------------    ----------------------    --------------------

U.S. Revenue Growth                  2.7%             11.1%              8.4%             7.0% to 11.0%         7.0% to 10.0% (CAGR)
U.S. Revenue                    $926 million      $251 million       $487 million     $991 to $1,028 million             -

International Revenue Growth        51.3%            218.5%            254.1%                   -              14.0% to 18.0% (CAGR)
International Revenue            $85 million       $48 million       $101 million      $220 to $240 million              -

U.S. Operating Margin                9.8%             13.9%             11.8%            11.5% to 12.0%            15.0% to 16.0%

International Operating Margin       3.1%             -1.3%              2.2%             8.0% to 11.0%            18.0% to 20.0%

Return on Assets                     8.2%              9.7% 3            9.7% 3          10.0% to 12.0%            14.0% to 16.0%

Return on Invested Capital           9.4%             11.3% 3           11.3% 3          12.0% to 14.0%            16.0% to 19.0%

Operating Cash Flow             $260 million       $62 million        $96 million      $220 to $260 million     $220 to $260 million

Free Cash Flow                  $188 million       $41 million        $60 million      $160 to $180 million     $160 to $180 million

Revolving Credit Line Balance    $16 million       $22 million        $22 million     Less than $150 million  Less than $200 million

Dividends Per Share                 $0.04 4           $0.04             $0.08                 $0.16                $0.20 to $0.24

--------------------------------
1 Assumptions and definitions are defined on the following schedule:  "Financial Road Map assumptions and definitions"
2 The Fiscal 2004 results include $0.9 million expense recorded in gains, losses and nonrecurring items, net and $2.8 million related to a write-down of a third-party software package.
3 ROA and ROIC for Q2 & YTD of Fiscal 2005 are calculated on a trailing 4 quarters basis. Results for the trailing 4 quarters ending
Q2 of Fiscal 2005 include $4.5 million of restructuring charges, $3.7 million of asset impairment charges, partially offset by $3.9 million of recovery of previous charges on a bankrupt customer.
4 Acxiom declared its first quarterly dividend in the fourth quarter of Fiscal 2004.

                                                         ACXIOM CORPORATION

                                            Financial Road Map Assumptions and Definitions
                                            ----------------------------------------------

Assumptions
-----------

  1.  The effective tax rate is projected to be approximately 38% for future years.
  2.  Investing activities (including capital expenditures, deferred costs and capitalized software) will be $60 million to $80 million for each of the years presented.
  3.  Interest rates will remain at approximately the current levels.
  4.  The Company will utilize all of its tax loss carry forwards and begin to pay U.S. federal and state income taxes during FY06.
  5.  The Company will pay incentives under its bonus plan of approximately $15 million to $25 million for each of the years beginning in fiscal 2005.
  6.  The Company will maintain a relatively constant mix of business for each of its three business segments.
  7.  Foreign exchange rates will remain at approximately the current levels.
  8.  Stock repurchases will be in amounts that yield the highest shareholder return considering all other uses for the available cash.
  9.  Diluted outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.
  10. Long-term goals are based on the Company's current assessment of opportunities and are subject to change.  There are risks associated with obtaining these goals which are explained under forward looking statements in the press release accompanying this Financial Road Map.  Acxiom disclaims any obligation to update the information contained in this Financial Road Map.

Definitions
-----------

  1.  Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or comparable period.
  2.  Operating Margin is defined as the income from operations as a percentage of revenue.
  3.  Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
  4.  Return on Invested Capital (ROIC) is defined as income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters' average invested capital.  The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases
      [(beginning balance + ending balance)/2]  x  an 8% implied interest rate on the leases.
      Average invested capital is defined as the trailing four-quarter average of the ending quarterly balances for total assets less cash, less non-interest bearing liabilities, plus the present value of operating leases.
  5.  Operating Cash Flow is as shown on the Company's cash flow statement.
  6.  Free Cash Flow is defined as cash flow from operating activities less cash flow from investing activities excluding net cash paid or received for acquisitions and divestitures, joint ventures and investments.
  7.  Revolving Credit Line Balance is defined as actual funds borrowed under the Company's revolving line of credit facility at the end of the period.
  8.  Dividends Per Share is defined as the sum of the dividends for that period.

                                                           ACXIOM CORPORATION

                                                 Reconciliation of Non-GAAP Measurements
                                                 ---------------------------------------
                                                         (Dollars in thousands)

                                              -----------  --------------  ---------------  -----------------  ------------------
                                                 Actual        Actual           Actual           Target          Long-Term Goals
Years Ending March 31,                        Fiscal 2004  Q2 Fiscal 2005  YTD Fiscal 2005     Fiscal 2005         Fiscal 2008
                                              -----------  --------------  ---------------  -----------------  ------------------

Free Cash Flow
--------------

Net cash provided by operating activities       259,883        61,742           96,456      220,000   260,000   220,000   260,000

Proceeds received from disposition of assets      2,783             0                0            0         0         0         0
Capitalized software                            (27,844)       (4,721)          (8,828)     (26,000)  (28,000)  (26,000)  (28,000)
Capital expenditures                            (22,178)       (4,813)          (6,636)     (16,000)  (25,000)  (16,000)  (25,000)
Deferral of costs                               (24,881)      (11,113)         (20,723)     (18,000)  (27,000)  (18,000)  (27,000)
                                              ------------  -------------  ---------------  --------  --------  --------  --------

Free cash flow                                  187,763        41,095           60,269      160,000 to 180,000  160,000 to 180,000
                                              ============  =============  ===============  ========   =======  =======    =======

Free cash flow as defined by the Company may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included free cash flow in this Financial Road Map because although free cash flow does not represent the amount of money available for the Company's discretionary spending since certain obligations of the Company must be funded out of free cash flow, management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes, including debt payments, after funding operating activities and capital expenditures, capitalized software expenses and deferred costs.  The above table reconciles free cash flow to cash provided by operating activities, the nearest comparable GAAP measure.

------------------------------------------------------------------------------------------------------------------------------------

                                  ---------  ---------  ---------  ---------  ---------  ---------  --------------------  --------------------  --------------------  --------------------
Return on Assets (ROA) and           ROA       ROIC        ROA       ROIC        ROA       ROIC             ROA                   ROIC                   ROA                  ROIC
Return on Invested Capital (ROIC) ---------  ---------  ---------  ---------  ---------  ---------  --------------------  --------------------  --------------------  --------------------
                                                           (5)        (5)        (5)        (5)
Numerator:
 Income from operations              93,284     93,284    119,153    119,153    119,153    119,153    131,000    155,000    131,000    155,000    221,000    272,000    221,000    272,000
 Add implied interest on
  operating leases (1)                          13,557                12,981                12,981                           16,000     16,000                           21,000     21,000
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                     93,284    106,841    119,153    132,134    119,153    132,134    131,000    155,000    147,000    171,000    221,000    272,000    242,000    293,000
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

Denominator:
 Average total assets (2)         1,143,120  1,143,120  1,224,411  1,224,411  1,224,411  1,224,411  1,250,000  1,300,000  1,250,000  1,300,000  1,600,000  1,700,000  1,600,000  1,700,000
 Less average cash                             (10,129)              (13,339)              (13,339)                          (5,000)    (5,000)                        (100,000)  (200,000)
 Less average non-interest
  bearing current liabilities (4)             (166,175)             (207,093)             (207,093)                        (220,000)  (230,000)                        (240,000)  (240,000)
 Plus average present value of
  operating leases (1)                         171,422               170,234               170,234                          201,000    201,000                          258,000    258,000
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                  1,143,120  1,138,238  1,224,411  1,174,212  1,224,411  1,174,212  1,250,000  1,300,000  1,226,000  1,266,000  1,600,000  1,700,000  1,518,000  1,518,000
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

Return on invested capital             8.2%       9.4%       9.7%      11.3%       9.7%      11.3%    10.5%  to  11.9%      12.0%  to 1 3.5%      13.8%  to  16.0%      15.9%  to  19.3%
                                  =========  =========  =========  =========  =========  =========  =========  =========  =========  =========  =========  =========  =========  =========

        Notes
        -----
     1  Average present value of operating leases is the average for the trailing 4 quarter ends of the present value of future payments on operating leases, discounted at 8% which is the assumed implicit interest rate included in the leases.  The implied interest added to the numerator is the 8% assumed interest charge on the average quarterly balance [(beginning +
        Ending) / 2] of the present value of the leases.
     2  Average total assets is the average of the GAAP amount for the trailing 4 quarter ends.
     3  Average cash is the average of the GAAP amount for the trailing 4 quarter ends.
     4  Average non-interest bearing current liabilities is the average for the trailing 4 quarter ends of all current liabilities excluding the current portion of long-term debt.
     5  ROA and ROIC for Q2 and YTD of Fiscal 2005 are calculated on a trailing 4 quarters basis and are therefore the same.

Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included ROIC in this Financial Road Map because it measures the capital efficiency of our business.  ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business.
The above table reconciles ROIC to a ROA calculation using GAAP numbers.  The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.